ASSUMPTION

This Assumption (this "Assumption") is made and entered into as of October 14, 2010 between West Flagler Associates, Ltd., a Florida limited partnership ("Purchaser") and Florida Gaming Centers, Inc., a Florida corporation ("Seller").

RECITALS

WHEREAS, Purchaser and Seller have entered into that certain Partnership Interest Purchase Agreement dated as of the date of this Assumption (the "Purchase Agreement"). All capitalized terms used and not defined in this Assumption shall have the meaning attributed to them in the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, Purchaser has agreed to (i) forgive the Purchaser Note Liabilities, and (ii) assume the Assumed Note Liabilities, as set forth in the Purchase Agreement, and this Assumption is contemplated by Section 1.4(b)(iii) of the Purchase Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Upon and subject to the conditions set forth in the Purchase Agreement, effective as of the date hereof, Purchaser hereby (i) forgives the Purchaser Note Liabilities, and (ii) assumes the Assumed Note Liabilities.

2. Except as set forth in Section 1, above, Purchaser shall not assume, acquire or become liable for (and hereby expressly disclaims any undertaking in respect of) the payment or performance of any Liabilities of Seller (or any predecessor of Seller) (all of the foregoing are collectively referred to herein as the "Seller's Liabilities"). The parties hereto agree that all such Seller's Liabilities shall remain the sole responsibility of Seller, and Seller hereby indemnifies Purchaser and its Affiliates against, and agrees to hold each such Person harmless from, and shall reimburse each such Person for, any and all Damages incurred or suffered by any such Person arising out of or with respect to any Seller's Liabilities.

3. Seller acknowledges and agrees that, in forgiving the Purchaser Note Liabilities and assuming the Assumed Note Liabilities, Purchaser is relying on all of the representations, warranties, covenants, agreements and indemnities of Seller set forth in the Purchase Agreement, all of which are hereby reaffirmed by Seller for all purposes herein.

4. All of the terms and provisions of this Assumption will be binding upon and inure to the benefit of each of the parties hereto and its successors and assigns.

5. This Assumption shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof.

6. This Assumption may be executed in one or more counterparts and the signature of any party to any counterpart may be appended to any other counterpart, all of which counterparts when

taken together shall equal one instrument.

IN WITNESS WHEREOF, the parties have cause this Assumption to be executed as of the day and year first above written.

PURCHASER:

WEST FLAGLER ASSOCIATES, LTD.,
a Florida limited partnership

By: Southwest Florida Enterprises, Inc., its General Partner

By: [signature]
Name: Scott Savin
Title: CFO EX V.P.

SELLER:

FLORIDA GAMING CENTERS, INC., a Florida corporation

By: [signature]
Name: William B. Collett Jr.
Title: President & C.O.O.